Exhibit T3A.63

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 04/15/2002 020239921 – 3514218

CERTIFICATE OF FORMATION

OF

WESTGATE MALL II. LLC

1.        The name of the limited liability company is:

Westgate Mall II, LLC

2.       The address of its registered office in the State of Delaware is:

Corporation Trust Center
1209 Orange Street
Wilmington, New Castle County, Delaware 19801

  The name of its registered agent at such address is:

The Corporation Trust Company

3.        The latest date on which the limited liability company is to dissolve is December 31, 2052.

4.        The limited liability company shall engage in and transact any and all lawful business activities permitted limited liability companies under the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Westgate Mall II, LLC this 15th day of APRIL, 2002.

By:
Jeffery V. Curry,
Organizer

AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

WESTGATE MALL II, LLC

This Amended and Restated Certificate of Formation of Westgate Mall II, LLC (the “LLC”), dated as of June 12,2002, has been duly executed and is being filed by the undersigned, as an authorized person, in accordance with the provisions of 6 Del. C. §18-208, to amend and restate the original Certificate of Formation of the Company, which was filed on April 15, 2002, with the Secretary of State of the State of Delaware (the “Certificate”) under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

The Certificate is hereby amended and restated in its entirety to read as follows:

FIRST. The name of the limited liability company is Westgate Mall II, LLC

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Amended and Restated Certificate of Formation as of the date first above written.

Jeffery V. Curry
Authorized person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 06/13/2002 020381528 – 3514218